Exhibit 10.4

VISHAY INTERTECHNOLOGY, INC.
63 Lancaster Avenue
Malvern, Pennsylvania 19355

February 23, 2021

Mr. David Valletta

Re: First Amendment to Employment Agreement

Dear David:

Reference is made to that certain amended and restated employment agreement entered into on February 15, 2018 (the “Employment Agreement”). Effective on the date hereof, the Employment Agreement is hereby amended as described below.

Section 4.3(a) of the Employment Agreement is replaced in its entirety with the following:

On or about each January 1st occurring both during the Term and prior to the time that notice of termination is given by either party, Vishay shall grant Executive an annual equity award under the Stock Incentive Program (or any successor plan or arrangement thereof) having a grant date fair value approximately equal to 50% of Executive’s Base Salary on such date.  Subject to Executive’s continued service, such equity awards shall vest on January 1 of the third year following their grant, provided that the vesting of up to 75% of the equity awards granted in any year (determined as a percentage of grant date fair value) may also be subject to the achievement of performance goals established by the Compensation Committee.

This letter agreement shall constitute an amendment to the Employment Agreement, and except as otherwise set forth herein, all other terms and conditions of the Employment Agreement remain unchanged.

This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement. The counterparts of this letter agreement may be executed and delivered by facsimile or other electronic signature (including portable document format) by any of the parties and the receiving parties may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

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To confirm your agreement with the foregoing, please countersign this letter agreement in the space below provided.

By:	VISHAY INTERTECHNOLOGY, INC. /s/ Dr. Gerald Paul
Name: Dr. Gerald Paul Title: CEO

By:	VISHAY AMERICAS, INC. /s/ Michael O’Sullivan
Name: Michael O’Sullivan Title: Senior Vice President

Accepted and agreed:
/s/ David Valletta
DAVID VALLETTA DATE: April 17, 2021